UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

PERMIAN BASIN ROYALTY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-8033	75-6280532
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Simmons Bank Trustee 2911 Turtle Creek Blvd. Suite 850 Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (855) 588-7839

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	PBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Permian Basin Royalty Trust (the “Trust”) held a special meeting of its unitholders on May 4, 2022, at 11:00 a.m., Central Time, at Shady Oaks Country Club, 320 Roaring Springs Road, Fort Worth, Texas 76114 (the “Special Meeting”).

On May 4, 2022, following approval by the Trust’s unitholders at the Special Meeting, the Trust entered into Amendment No. 1 to the Amended and Restated Royalty Trust Indenture of Permian Basin Royalty Trust (the “Trust Indenture”). The Trust Amendment amends the Royalty Trust Indenture of Permian Basin Royalty Trust dated November 1, 1980, as amended and restated on June 20, 2014 (the “Trust Indenture”), to permit a bank or trust company with capital, surplus and undivided profits of at least $20,000,000 to serve as successor trustee of the Trust.

The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by the full text of the Trust Amendment, a copy of which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, unitholders of the Trust were asked to consider and vote upon (i) the appointment of Argent Trust Company as successor trustee of the Trust, (ii) an amendment to the Trust Indenture that would permit a bank or trust company with capital, surplus and undivided profits of at least $20,000,000 to serve as successor trustee of the Trust, and (iii) to approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals.

Of the 46,608,796 units outstanding and entitled to vote as of the record date for the Special Meeting, 25,533,406 units were present at the Special Meeting in person or by proxy. As such, a quorum was established at the Special Meeting.

The proposals voted on by the unit holders at the Special Meeting and the voting results are set forth below.

1. Proposal to approve the appointment of Argent Trust Company as successor trustee to serve as trustee of the Trust once the resignation of Simmons Bank, the current Trustee of the Trust, takes effect, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
24,631,230	499,729	402,447	0

2. Proposal to approve an amendment to the Trust Indenture to permit a bank or trust company which has a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $20,000,000 to serve as trustee of the Trust, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
24,384,705	721,359	427,342	0

3. Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
24,503,997	655,533	373,876	0

On May 5, 2022, the Trust issued a press release announcing the voting results of the Special Meeting. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

As previously disclosed, the resignation of Simmons Bank, as trustee, and Argent’s appointment as successor trustee, are subject to certain conditions set forth in an agreement between Simmons Bank and Argent, including approval by the unitholders of certain other trusts of which Simmons Bank acts as trustee (or a court) of (i) Argent’s appointment as successor trustee and (ii) any amendments to the trust agreements and indentures of the other trusts (whether by unitholder approval or a court) necessary to permit Argent to serve as successor trustee.

Forward-looking Statements

Any statements in this Current Report on Form 8-K and the exhibits filed or furnished herewith about plans for the Registrant, the expected timing of the completion (if any) of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Registrant’s actual results to differ materially from the results it anticipates include, but are not limited to the inability of the Trustee to resign or Argent Trust Company to assume duties as successor trustee due to the failure to obtain necessary unitholder or court approval or the failure to satisfy other conditions to the Trustee’s resignation set forth in the Trustee’s notice of resignation and the Trust’s definitive proxy statement.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this material represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits.

d. Exhibits

4.1	Amendment No. 1 to the Amended and Restated Royalty Trust Indenture of Permian Basin Royalty Trust, dated May 4, 2022.

99.1	Press Release dated May 5, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PERMIAN BASIN ROYALTY TRUST

By:	SIMMONS BANK, TRUSTEE

	By:	/s/ RON E. HOOPER
Ron E. Hooper
SVP Royalty Trust Management

Date: May 6, 2022